
<ARTICLE> 9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM MBNA
CORPORATION'S FORM 10-Q'S FOR THE QUARTERLY PERIODS ENDED MARCH 31, 1996,
JUNE 30, 1996, AND SEPTEMBER 30, 1996, AND SUMMARY FINANCIAL INFORMATION
EXTRACTED FROM MBNA CORPORATION'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31,
1996 AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS.
</LEGEND>
<RESTATED>

<PERIOD-TYPE>                   3-MOS                   6-MOS                   9-MOS                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1996             DEC-31-1996             DEC-31-1996             DEC-31-1996
<PERIOD-END>                               MAR-31-1996             JUN-30-1996             SEP-30-1996             DEC-31-1996
<CASH>                                         365,575                 296,909                 367,613                 225,063
<INT-BEARING-DEPOSITS>                         534,210                 557,569                 517,298                 621,614
<FED-FUNDS-SOLD>                               325,000                  35,000                 240,000                 255,000
<TRADING-ASSETS>                                     0                       0                       0                       0
<INVESTMENTS-HELD-FOR-SALE>                  1,163,822               1,295,870               1,333,873               1,719,730
<INVESTMENTS-CARRYING>                       1,050,046                 909,122                 875,581                 598,320
<INVESTMENTS-MARKET>                         1,045,623                 901,134                 868,018                 592,208
<LOANS>                                      7,667,595<F1>           8,168,432<F1>           9,125,049<F1>          10,129,052<F1>
<ALLOWANCE>                                    106,904                 110,406                 117,788                 118,427
<TOTAL-ASSETS>                              13,529,533              13,954,375              15,562,235              17,035,342
<DEPOSITS>                                   8,983,381               9,207,263               9,649,548              10,151,686
<SHORT-TERM>                                     7,856                 108,780                 408,260                 693,387
<LIABILITIES-OTHER>                            463,384                 514,100                 516,895                 535,603
<LONG-TERM>                                  2,764,551               2,754,901               3,382,469               3,950,358
<PREFERRED-MANDATORY>                                0                       0                       0                       0
<PREFERRED>                                         60                      60                     120                     120
<COMMON>                                         5,012<F2>               5,012<F2>               5,012<F2>               5,012<F2>
<OTHER-SE>                                   1,305,289<F2>           1,364,259<F2>           1,599,931<F2>           1,699,176<F2>
<TOTAL-LIABILITIES-AND-EQUITY>              13,529,533              13,954,375              15,562,235              17,035,342
<INTEREST-LOAN>                                284,273<F1>             564,804<F1>             876,172<F1>           1,217,425<F1>
<INTEREST-INVEST>                               30,383                  61,440                  92,765                 126,379
<INTEREST-OTHER>                                 7,647                  17,873                  27,000                  39,463
<INTEREST-TOTAL>                               322,303                 644,117                 995,937               1,383,267
<INTEREST-DEPOSIT>                             122,921                 248,299                 381,257                 527,885
<INTEREST-EXPENSE>                             171,108                 342,792                 533,707                 742,790
<INTEREST-INCOME-NET>                          151,195                 301,325                 462,230                 640,477
<LOAN-LOSSES>                                   49,488                  98,600                 133,873                 178,224
<SECURITIES-GAINS>                                   0                       0                       0                       0
<EXPENSE-OTHER>                                346,532                 720,552               1,104,090               1,572,551
<INCOME-PRETAX>                                 98,392                 269,451                 483,893                 731,294
<INCOME-PRE-EXTRAORDINARY>                      98,392                 269,451                 483,893                 731,294
<EXTRAORDINARY>                                      0                       0                       0                       0
<CHANGES>                                            0                       0                       0                       0
<NET-INCOME>                                    92,222<F3>             195,542<F3>             325,065<F3>             474,495<F3>
<EPS-PRIMARY>                                      .18<F4>                 .38<F4>                 .63<F4>                 .92<F4>
<EPS-DILUTED>                                      .17<F4>                 .37<F4>                 .61<F4>                 .89<F4>
<YIELD-ACTUAL>                                   11.99<F5>               11.90<F5>               11.85<F5>               11.91<F5>
<LOANS-NON>                                          0                       0                       0                       0
<LOANS-PAST>                                    70,630<F6>              71,195<F6>              74,153<F6>             107,679<F6>
<LOANS-TROUBLED>                                     0                       0                       0                       0
<LOANS-PROBLEM>                                      0                       0                       0                       0
<ALLOWANCE-OPEN>                               104,886                 104,886                 104,886                 104,886
<CHARGE-OFFS>                                   59,108                 121,446                 189,865                 254,417
<RECOVERIES>                                    11,710                  28,330                  61,525                  81,693
<ALLOWANCE-CLOSE>                              106,904                 110,406                 117,788                 118,427
<ALLOWANCE-DOMESTIC>                                 0                       0                       0                       0
<ALLOWANCE-FOREIGN>                                  0                       0                       0                       0
<ALLOWANCE-UNALLOCATED>                              0                       0                       0                       0

<F1>Includes Loans Held for Securitization.
<F2>Common stock and other stockholders' equity have been restated to reflect all of MBNA Corporation's stock splits.
<F3>Net income includes a $32.8 million tax benefit related to deductions for the amortization of Customer-based intangible assets acquired in connection with the 1991 initial public offering of the Corporation's Common Stock, and a charge of $32.8 million net of tax ($54.3 million pretax) related to the launch of the MBNA Platinum Plus MasterCard and Visa program. These items were recognized by the Corporation during the three months ended March 31, 1996.
<F4>The Corporation adopted Statement of Financial Accounting Standards No. 128,
"Earnings per Share" (Statement No. 128), effective for financial statements issued for periods ending after December 15, 1997. In accordance with Statement No. 128, earnings per common share is computed using net income applicable to common stock and weighted average shares outstanding, whereas earnings per common share-assuming dilution includes the potential dilutive effect of common stock equivalents. For comparative purposes, earnings per common share and earnings per common share-assuming dilution have been restated to reflect the adoption of Statement No. 128 and all of MBNA Corporation's stock splits.
<F5>On a fully taxable equivalent basis.
<F6>Excludes Loans Held for Securitization.

